                                                                      Exhibit 23



                          Independent Auditors' Consent
                          -----------------------------



The Board of Directors
Century Business Services, Inc.:


We consent to the incorporation by reference in the registration statement Nos. 333-35049, 333-74647 and 333-62148 on Form S-8; Nos. 333-64109, 333-76179 and
333-27825 on Form S-3; Nos. 333-15413, 333-46687, 333-90749 and 333-40331 on
Form S-3, as amended; and Nos. 333-40313 and 333-81039 on Form S-4, as amended, of Century Business Services, Inc. and Subsidiaries of our report dated February 12, 2004, with respect to the consolidated balance sheets of Century Business Services, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Century Business Services, Inc.

Our report refers to changes in the methods of accounting in 2002 for goodwill and other intangible assets and the criteria for identifying and measuring discontinued operations, as a result of adopting Statements of Financial Accounting Standards No. 142 and 144.

/s/ KPMG LLP


Cleveland, Ohio
March 15, 2004